UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2010

Farmer Bros. Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20333 South Normandie Avenue, Torrance, California	90502
(Address of Principal Executive Offices)	(Zip Code)

(310) 787-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Employment Agreement

On February 25, 2010, Farmer Bros. Co., a Delaware corporation (the “Company”), entered into an Employment Agreement with Jeffrey A. Wahba (“Employment Agreement”), pursuant to which the Company will employ Mr. Wahba as Treasurer and Chief Financial Officer. Mr. Wahba’s employment is expected to commence on June 1, 2010 or on such other date as the CEO and Mr. Wahba may mutually agree. Mr. Wahba, who will report to the CEO, will have oversight responsibility for all financial (including treasury functions), accounting and compliance functions of the Company.

The following description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Mr. Wahba’s initial annual base salary will be $305,000. Mr. Wahba will be entitled to participate in the Company’s 2005 Incentive Compensation Plan (or any successor plan) (the “2005 Plan”), which was previously filed as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2008 filed with the SEC on February 10, 2009 and incorporated herein by reference. All 2005 Plan provisions will apply, except that the Target Awards (as defined in the 2005 Plan) made to Mr. Wahba under the 2005 Plan will be equal to 55% of his base salary.

Mr. Wahba will be entitled to all benefits and perquisites provided by the Company to its senior executives, including paid vacation, group health insurance, life insurance, key person life insurance, business travel insurance, retirement plan, 401(k) plan, employee stock ownership plan, cell phone, Company credit card, and business expense reimbursement. An automobile benefit may also be provided.

In accordance with the provisions of the Farmer Bros. Co. 2007 Omnibus Plan (the “Plan”) (which was previously filed as an exhibit to the Form 8-K filed by the Company with the SEC on August 29, 2007), on the date Mr. Wahba commences employment, or on the first business day following the end of any blackout period if such commencement date is during a blackout period, Mr. Wahba will be granted 22,000 non-qualified stock options and 3,000 shares of restricted stock under the terms and conditions of the Plan as they apply to all participants. Mr. Wahba will be entitled to participate in such future grants under the Plan as are made by the Compensation Committee and the Board of Directors from time to time to senior Company officers. The Form of 2007 Omnibus Restricted Stock Option Grant Notice and Stock Option Agreement and the Form of 2007 Omnibus Plan Restricted Stock Award Grant Notice and Restricted Stock Award Agreement and the Stock Ownership Guidelines for Directors and Executive Officers have been filed with the SEC as Exhibits to the Form 8-K filed on February 26, 2008 and incorporated herein by reference.

Mr. Wahba’s employment may be terminated by the Company at any time with or without Cause (as defined in the Employment Agreement). Mr. Wahba’s employment will terminate upon his resignation, with or without Good Reason (as defined in the Employment Agreement), death or permanent incapacity.

Under the Employment Agreement, upon termination for any reason, the Company will pay to Mr. Wahba his accrued base salary and accrued and untaken vacation. In addition, if such termination occurs at the election of the Company without Cause or by Mr. Wahba’s resignation with Good Reason, Mr. Wahba will receive as severance, an amount equal to his base salary at the rate in effect on the date of termination for a period of one (1) year, partially Company-paid COBRA coverage under the Company’s health care plan for himself and his spouse for one (1) year after the effective termination date, plus an amount equal to his Target Award for the fiscal year in which the date of termination occurs, such amount to be prorated for the partial fiscal year in which the termination date occurs. Receipt of the severance amounts set forth in the preceding sentence is conditioned upon execution of a general release of claims against the Company. The Company will also pay a prorated portion of the Target Award in the event of death or disability. Notwithstanding the foregoing, if Mr. Wahba becomes eligible for severance benefits under the Change in Control Severance Agreement described below under this Item 1.01, the benefits provided under that agreement will be in lieu of, and not in addition to, the severance benefits under the Employment Agreement.

Indemnification Agreement

On February 25, 2010, the Company and Mr. Wahba entered into the Company’s standard form of Indemnification Agreement for directors and officers, effective upon commencement of Mr. Wahba’s employment with the Company. Pursuant to the Indemnification Agreement, the Company will, to the extent permitted by applicable law, indemnify and hold harmless Mr. Wahba against all expenses, judgments, fines, penalties and amounts paid in settlement in connection with any threatened, pending or completed proceeding by reason of his status as an officer of the Company. The foregoing description is qualified in its entirety by the full text of the Indemnification Agreement, the form of which is filed herewith as Exhibit 10.2 (to update the schedule of indemnitees) and incorporated herein by reference.

Change in Control Severance Agreement

On February 25, 2010, the Company and Mr. Wahba entered into the Company’s standard form of Change in Control Severance Agreement for executive officers. A brief description of the terms and conditions of the form of Change in Control Severance Agreement was previously filed by the Company in its definitive Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934, filed with the SEC on October 28, 2009 (the “2009 Proxy Statement”) and incorporated herein by reference. The foregoing description is qualified in its entirety by the full text of the Change in Control Severance Agreement, the form of which is filed herewith as Exhibit 10.3 (to update the schedule of executive officers) and incorporated herein by reference.

Amendment to Employment Agreement

On February 25, 2010, in connection with the Company’s election to terminate its Employment Agreement with Heidi L. Modaro reported below under Item 5.02(b), the Company and Drew H. Webb entered into Amendment No. 2 (the “Amendment”) to his Employment Agreement, dated as of March 3, 2008, as amended by Amendment No. 1 thereto dated as of December 31, 2008, changing Mr. Webb’s title and job responsibilities. Under the Amendment, Mr. Webb relinquished the title of Chief Operating Officer to become the Company’s Executive Vice President of Sales and Marketing. The Amendment provides that in his new position, Mr. Webb will have oversight responsibility for the Company’s sales, marketing, strategic planning and corporate development functions, reporting directly to the CEO. The foregoing description is qualified in its entirety by the full text of the Amendment, which is filed herewith as Exhibit 10.4 and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The disclosure in Item 5.02(b) below relating to the termination of the Employment Agreement between the Company and Heidi L. Modaro is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 25, 2010, the Company gave notice to Heidi L. Modaro of its election to terminate her Employment Agreement, dated as of March 14, 2009 (the “Modaro Employment Agreement”). As a result, among other things, (i) the employment and Employment Agreement of Ms. Modaro will terminate, (ii) Ms. Modaro may be entitled to certain severance payments and benefits as described in the Modaro Employment Agreement, subject to the conditions therein, and (iii) if Ms. Modaro is entitled to such severance, she will be required to release all related claims against the Company. The Modaro Employment Agreement is described in the section entitled “Executive Compensation—Employment Agreements and Arrangements—Modaro Employment Agreement” of the 2009 Proxy Statement and is incorporated herein by reference.

Drew H. Webb, formerly Executive Vice President and Chief Operating Officer, has become Executive Vice President of Sales and Marketing, as reported in Item 1.01 above. No change was made in his compensation.

(c) (1) On February 25, 2010, the Board of Directors of the Company appointed Jeffrey A. Wahba to the position of Treasurer and Chief Financial Officer, reporting directly to the Company’s CEO. Mr. Wahba’s employment is expected to commence on June 1, 2010 or on such other date as the CEO and Mr. Wahba may mutually agree. Peter Knepper, the Company’s current Chief Financial Officer (Interim), is expected to continue in that position until the commencement of Mr. Wahba’s employment. A copy of the Company’s press release dated March 3, 2010 relating to Mr. Wahba’s employment is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

(2) Mr. Wahba, age 53, has served as Chief Financial Officer of Nero AG, a consumer software company, since 2009. Prior to that, Mr. Wahba was Chief Financial Officer and Secretary of HireRight, Inc., an employment background screening provider, from 2006 to 2008. From 1986 to 2006, Mr. Wahba was Chief Financial Officer of the Henry Group of Companies, a manufacturer of building products and distributor of premium wines. Mr. Wahba’s prior experience includes serving as Chief Financial Officer of Vault Corporation, a software security firm, and as Controller of the International Division of Max Factor and Co., a cosmetics manufacturer. Mr. Wahba holds a B.S. in Industrial Engineering and an M.S. in Engineering Management and Industrial Engineering from Stanford University, and an M.B.A. from the University of Southern California.

There are no understandings or arrangements between Mr. Wahba and any other person pursuant to which Mr. Wahba was selected as Treasurer and Chief Financial Officer. Mr. Wahba has no family relationship with any director or executive officer of the Company. Other than as set forth in the Employment Agreement described above in Item 1.01, Mr. Wahba presently does not have a direct or indirect material interest in any transaction or proposed transaction in which the Company is or is to be a party in which the amount involved exceeds $120,000.

(3) The disclosure in Item 1.01 above relating to the agreements between the Company and Mr. Wahba is incorporated herein by reference.

(e) The disclosure in Item 1.01 above relating to Mr. Wahba’s compensatory arrangements is incorporated herein by reference.

Item 8.01. Other Events.

On March 1, 2010, the Company issued a press release announcing the declaration of a quarterly dividend. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated as of February 25, 2010, by and between Farmer Bros. Co. and Jeffrey A. Wahba*

10.2	Form of Indemnification Agreement for Directors and Officers of the Company, as adopted on May 18, 2006 and as amended on December 31, 2008 (with updated schedule of indemnitees attached)*

10.3	Form of Change in Control Severance Agreement for Executive Officers of the Company (with updated schedule of executive officers attached)*

10.4	Amendment No. 2 to Employment Agreement, dated as of February 25, 2010, by and between Farmer Bros. Co. and Drew H. Webb*

99.1	Press release of Farmer Bros. Co. announcing financial management transition

99.2	Press release of Farmer Bros. Co. announcing the declaration of a quarterly dividend

*	Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2010

FARMER BROS. CO.

By:	/s/ ROGER M. LAVERTY III
Name:	Roger M. Laverty III
Title:	Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated as of February 25, 2010, by and between Farmer Bros. Co. and Jeffrey A. Wahba*

10.2	Form of Indemnification Agreement for Directors and Officers of the Company, as adopted on May 18, 2006 and as amended on December 31, 2008 (with updated schedule of indemnitees attached)*

10.3	Form of Change in Control Severance Agreement for Executive Officers of the Company (with updated schedule of executive officers attached)*

10.4	Amendment No. 2 to Employment Agreement, dated as of February 25, 2010, by and between Farmer Bros. Co. and Drew H. Webb*

99.1	Press release of Farmer Bros. Co. announcing financial management transition

99.2	Press release of Farmer Bros. Co. announcing the declaration of a quarterly dividend

*	Management contract or compensatory plan or arrangement.